Exhibit 99.1

SmartVideo Names Industry Visionary David R. Ross President

ATLANTA, Ga. – (Business Wire) – March 6, 2006, SmartVideo Technologies (OTCBB: SMVD.OB), today announced that David R. Ross has been appointed to the position of President. Ross joins SmartVideo from Clear Channel Worldwide where he served most recently as Regional Vice President. Ross will be assuming the day-to-day operational functions of the Company. Richard E. Bennett, Jr. will continue as CEO allowing him to focus on strategic direction and key partnerships to drive the Company in a direction that will create value for all shareholders.

David Ross is a seasoned broadcaster with 33 years of experience in all facets of broadcast management. In his most recent position, Ross managed a profitable Clear Channel division consisting of 25 radio properties, grossing in excess of $82 million annually. His experience includes a long track record of “start-ups” and highly successful “turn-arounds” in and around the broadcast industry. Known mostly for his creative radio endeavors, Ross is an experienced content creator and manager. Industry pundits have labeled him a “creative promoter” and he has been called one of radio’s first “brand managers”. His ties to the music, record and concert industry will certainly create some unique relationship opportunities for SmartVideo.

“David joins our Company at a crucial time in its development. David is a true visionary with exceptional experience and integrity and I am confident that he will be a great asset to SmartVideo and will add strength and depth our management team. I believe that David will play an integral role in helping us fully realize the great potential of our company,” said Richard E. Bennett, Jr. CEO of SmartVideo. “The addition of such a proven talent to the organization is a tremendous boost to the entire team and in my continuing role as CEO, I look forward to working closely with David as he assumes his new responsibilities.”

“Richard Bennett has done much of the heavy lifting. We’re now ready for “prime time!” Richard and his highly talented team have given us a technological lead, with unmatched video quality, introducing SmartVideo to some of the leading “players” in entertainment. We will be adding to this talented team as we move the Company forward,” said David R. Ross, President.

“I am excited about joining SmartVideo and leading our team into an “operational phase” where we will deliver a very exciting consumer experience while taking a leadership role in the most exciting new communications and entertainment vehicle since the invention of the TV itself. It is my plan to create an easy-to-use and exciting live viewing and brand experience for consumers around the globe! I wish to thank the Board of Directors for giving me this tremendous team of professionals to lead,” Ross continued.

Commenting on Ross’ appointment Glenn Singer, Chairman of the Board of SmartVideo said, “We now have all of the pieces in place to really drive this company forward and establish it as a global leader in the entertainment industry. With a strong and engaged Board of Directors, unparalleled technology and now the promotion and operational end of the business in place we are poised to develop a loyal and diverse customer base. David’s proven track record in brand building provides a unique opportunity for SmartVideo to identify and bring to market additional services that capture the imagination of the consumer.”

About SmartVideo:

SmartVideo Technologies offers the first and best-in-class services for broadcasting live, on-demand and download-and-play television content for Internet-connected video consumers around the world. SmartVideo's television solutions deliver sharp video images with fully synched audio for broadcast to video- enabled cell phones and other handheld devices, via current and next- generation cellular and Wi-Fi systems. SmartVideo's proprietary technologies include a full suite of television content management services for wireless telco carriers as well as content owners, to provide an end-to-end mobile television broadcast and business solution. SmartVideo's robust library of content includes news, weather, sports, children's programming and more, from such leading international brands as ABC News, NBC Universal, Fox Sports, The Weather Channel and dozens of others. SmartVideo's mobile video solutions provide exceptional image quality on all existing 2.5G and Edge cellular networks, and near-broadcast quality on 3G and Wi-Fi networks. SmartVideo is a Microsoft Windows Media(R) 9 Series Certified Hosting Provider. For additional information and to subscribe to SmartVideo's Live TV content packages visit http://www.smartvideo.com.

Forward Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “intend,” “expect,” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, the inability of SmartVideo to obtain the additional financing needed to fund operations, the failure of SmartVideo to convert its present and future customer contracts into profitable arrangements for SmartVideo, unexpected costs, delays and other difficulties related to the timing and success of product development and marketing plans, adverse changes in the market for the delivery of full-motion, streaming video content, the failure of SmartVideo’s hosting infrastructure, the complexity of SmartVideo’s services and delivery network, pricing and other activities by competitors, difficulties involved in retaining and motivating key personnel and other risks detailed in SmartVideo’s periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, SmartVideo undertakes no obligation to update these statements for revisions or changes after the date of this release.  Microsoft, Windows Media, Powerpoint and Windows are registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.

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